                                EXHIBIT 1(8)(B)
        Form of Participation Agreement with Panorama Series Fund, Inc.

                            PARTICIPATION AGREEMENT
                            -----------------------
                                     Among
                          PANORAMA  SERIES FUND, INC.,
                          ---------------------------
                             OPPENHEIMERFUNDS, INC.
                             ----------------------
                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
                  -------------------------------------------
                                      and
                      MML BAY STATE LIFE INSURANCE COMPANY
                      ------------------------------------

          THIS AGREEMENT (the "Agreement"), made and entered into as of the 1st day of March, 1996 by and among Massachusetts Mutual Life Insurance Company and MML Bay State Life Insurance Company (hereinafter collectively the "Companies"), on their own behalf and on behalf of their respective separate accounts listed on Schedule B hereto (hereinafter collectively the "Accounts"), Panorama Series Fund, Inc. (hereinafter the "Fund") and OppenheimerFunds, Inc. (hereinafter the "Adviser").

          WHEREAS, the Fund is an open-end management investment company and is available to act as the investment vehicle for separate accounts now in existence or to be established at any date hereafter for variable life insurance policies and variable annuity contracts (collectively, the "Variable Insurance Products") offered by insurance companies (hereinafter "Participating Insurance Companies");

          WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio", and each representing the interests in a particular managed pool of securities and other assets;

          WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission, dated August 31, 1994 (File No. 812-8936) granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order")

          WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act");

          WHEREAS, the Adviser is duly registered as an investment adviser under the federal Investment Advisers Act of 1940;

          WHEREAS, the Companies have registered or will register certain variable annuity and/or life insurance contracts under the 1933 Act (hereinafter "Contracts");

          WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Companies, to set aside and invest assets attributable to the aforesaid variable contracts (the Contract(s) and the Account(s) covered by the Agreement are specified in Schedule B attached hereto, as may be modified from time to time);

          WHEREAS, the Companies have registered or will register the Accounts as unit investment trusts under the 1940 Act; and

            WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Companies intend to purchase shares in the Portfolios (the Portfolios covered by this Agreement are specified in Schedule A attached hereto as may be modified from time to time), on behalf of the Accounts (which are also described on Schedule A, as may be modified from time to time) to fund the Contracts and the Fund is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value;

            NOW, THEREFORE, in consideration of their mutual promises, the Fund, the Adviser and the Companies agree as follows:

ARTICLE I.  Sale of Fund Shares
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            1.1 The Fund agrees that shares of the Fund will be sold only to Variable Insurance Products.

            1.2. The Companies shall not permit any person other than a Contract Holder or such Contract Holder's duly authorized representative to give instructions to the Companies which would require the Companies to redeem or exchange shares of the Fund.

ARTICLE II. Sales Material, Prospectuses and Other Reports
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            2.1. The Companies shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or the Adviser is named, at least ten Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably object to such use within ten Business Days after receipt of such material. "Business Day" shall mean any day in which the New York Stock Exchange is open for trading and in which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

            2.2. The Companies shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sale literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund.

            2.3. For purposes of this Article II, the phrase "sales literature or other promotional material" means advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboard), and sales literature (such as brochures, circulars, market letters and form letters), distributed or made generally available to customers or the public.

            2.4. The Fund shall provide one or more diskettes containing its current prospectus in WordPerfect and EDGAR format, within a reasonable period of its filing date, and provide other assistance as is reasonably necessary in order for the Companies once each year (or more frequently if the prospectus for the Fund is supplemented or amended) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document (such printing to be at the Companies' expense). The Adviser shall be permitted to review and approve the typeset form of the Fund's Prospectus prior to such printing.

            2.5. The Fund or the Adviser shall provide the Companies with either: (i) a diskette or modem transmission (or other automated transmission) containing the Fund's proxy material, reports to shareholders, other information relating to the Fund necessary to prepare financial reports, and other communications to shareholders for printing and distribution to Contract owners at the Companies' expense, or (ii) camera ready and/or printed copies, if appropriate, of such material for distribution to Contract owners at the Companies' expense, within a reasonable period of the filing date for definitive copies of such material. The

Adviser shall be permitted to review and approve the typeset form of such proxy material and shareholder reports prior to such printing provided such materials have been provided within a reasonable period.

ARTICLE III.   Fees and Expenses
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               3.1. The Fund and Adviser shall pay no fee or other compensation to the Companies under this agreement, and the Companies shall pay no fee or other compensation to the Fund or Adviser, except as provided herein.

               3.2. All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, and the preparation of all statements and notices required by any federal or state law.

               3.3. Unless mutually agreed upon to the contrary in writing, the Companies shall bear the expenses of typesetting, printing and distributing the Fund's prospectus, proxy materials and reports to owners of Contracts issued by the Companies. The Adviser agrees to use reasonable efforts to restrict the number of shareholder meetings of the Fund that require the Company to bear the expenses of typesetting, printing and distributing the Fund's proxy material to one per fiscal year of the Fund.

               3.4. In the event the Fund adds one or more additional Portfolios and the Companies desire to make such Portfolios available to their respective Contract owners as an underlying investment medium, a new Schedule A or an amendment to this Agreement shall be executed by the parties authorizing the issuance of shares of the new Portfolios to the particular Account. The amendment may also provide for the sharing of expenses for the establishment of new Portfolios among Participating Insurance Companies desiring to invest in such Portfolios and the provision of funds as the initial investment in the new Portfolios.

ARTICLE IV.    Potential Conflicts
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               4.1. The Board of Directors of the Fund (the "Board") will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority;
(b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of Contract owners. The Board shall promptly inform the Companies if it determines that an irreconcilable material conflict exists and the implications thereof.

               4.2. The Companies will each report any potential or existing conflicts of which it is aware to the Board. The Companies will assist the Board in carrying out its responsibilities in monitoring such conflicts by providing the Board in a timely manner with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Companies to inform the Board whenever Contract owner voting instructions are disregarded and by confirming in writing, at the Fund's request, that the Companies are unaware of any such potential or existing material irreconcilable conflicts.

               4.3. If it is determined by a majority of the Board, or a majority of its disinterested Directors, that a material irreconcilable conflict exists, the Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to an including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e.,
                                                                      ----
annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

               4.4. If a material irreconcilable conflict arises because of a decision by either Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, such Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of the six month period the Fund shall continue to accept and implement orders by such Company for the purchase and redemption of shares of the Fund.

               4.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to such Company conflicts with the majority of other state regulators, then the affected Company will withdraw such Account's investment in the Fund and terminate this Agreement within six months after the Board informs such Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by such Company for the purchase and redemption of shares of the Fund, subject to applicable regulatory limitation.

               4.6. For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. In such case a Company shall not be required by Section 4.3 to establish a new funding medium for Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then such Company will withdraw the particular Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

ARTICLE V.     Applicable Law
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               5.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of New York.

               5.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE VI.    Termination
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               6.1  This Agreement shall terminate with respect to some or all
Portfolios:

                    (a) at the option of any party upon six month's advance written notice to the other parties;

                    (b) at the option of either Company to the extent that shares of Portfolios are not reasonably available to meet the requirements of its Contracts or are not appropriate funding vehicles for such Contracts, as determined by that Company reasonably and in good faith. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished by that Company; or

                    (c) as provided in Article IV

               6.2. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 6.1(a) may be exercised for cause or for no cause.


ARTICLE VII.   Notices
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               Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify to the other party.

               If to the Fund:
               Panorama Series Fund, Inc.
               c/o OppenheimerFunds, Inc.
               2 World Trade Center
               New York, NY 10048-0203
               Attn: Legal Department

     If to the Adviser:

               OppenheimerFunds, Inc.
               2 World Trade Center
               New York, NY 10048-0203
               Attn: General Counsel

     If to the Companies:

               Massachusetts Mutual Life Insurance Company
               1295 State Street
               Springfield, MA  01111-0001
               Attn: Edwin P. McCausland, Jr.
               Vice President & Managing Director

ARTICLE VIII.  Miscellaneous
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     8.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain.

     8.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     8.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     8.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     8.5. Each party hereto shall cooperate with, and promptly notify each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     8.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     8.7. It is understood by the parties that this Agreement is not an exclusive arrangement in any respect.

     8.8. The parties agree that the Companies may, on behalf of their respective Accounts and Contracts listed in Exhibits A and B, elect to make additional Portfolios available to Accounts upon the approval of the Adviser and the provision of reasonable notice to the Adviser. Any Portfolio so added will be subject to all of the terms and conditions of this Agreement.

     8.9. Any prior participation agreement to which the Fund is a party is superseded in its entirety by this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed as of the date specified below.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By its authorized officer,

By: __________________________________


Title:

Date: ________________________________



MML BAY STATE LIFE COMPANY
By its authorized officer,


By: __________________________________


Title:_________________________________


Date: ________________________________

PANORAMA SERIES  FUND, INC.

   By its authorized officer,

   By: __________________________________


   Title:

   Date: ________________________________



   OPPENHEIMERFUNDS, INC.

   By its authorized officer,

   By: __________________________________


   Title:

   Date: ________________________________

                                   SCHEDULE A

The following portfolios of Panorama Series Fund, Inc. are available for these variable contract products:

   MassMutual Strategic Life 9 Contract:

                Panorama LifeSpan Capital Appreciation Portfolio
                Panorama LifeSpan Balanced Portfolio
                Panorama LifeSpan Diversified Income Portfolio

   MassMutual & MML Bay State GVUL Contracts:

                Panorama Growth Portfolio
                Panorama International Equity Portfolio
                Panorama Total Return Portfolio
                Panorama Capital Appreciation Portfolio
                Panorama Balanced Portfolio
                Panorama Diversified Income Portfolio

   MassMutual Panorama Contract:

                Panorama Growth Portfolio
                Panorama Total Return Portfolio

   MassMutual Account A Contract:

                Panorama Growth Portfolio

   MassMutual Account B Contract:

                Panorama Growth Portfolio

   MassMutual BCVUL Contract:

                Panorama Growth Portfolio
                Panorama Total Return Portfolio

                                   SCHEDULE B

Portfolios of Panorama Series Fund, Inc. are available for the following separate accounts:

    Massachusetts Mutual Variable Life Separate Account I

                Strategic Life 9
                GVUL

    MML Bay State Variable Life Separate Account I

                GVUL

    Connecticut Mutual Variable Life Separate Account I

                BCVUL

    Panorama Separate Account

                Panorama

    CML Variable Annuity Account A

                Account A

    CML Variable Annuity Account B

                Account B